Danaher Corporation and Subsidiaries
Exhibit to 1994 Annual Report on Form 10K
(22) Subsidiaries of Registrant


                                     STATE OR         DOING
                                  JURISDICTION OF    BUSINESS
NO.  CORPORATION                    INCORPORATION     AS(DBA)

 1   Danaher Corporation              Delaware           -
 2   DHR Services                     Delaware           -
 3   DMG Plastics, Inc.               Delaware           -
 4   FJ900 Inc.                       Delaware           -
 5   Armstrong Tools, Inc.            Delaware           -
 6   Armstrong Realty Company         Illinois           -
 7   Diversified Mortgage
      Investors, Inc.                 Florida            -
 8   DMG Services, Inc.               Florida            -
 9   Point Aquarius Corporation       Texas              -
 10  SCH Management Corp.             New York           -
 11  Sleepy Hollow Holding
      Corporation                     New York           -
 12  Utica Holding Company            Delaware           -
 13  Ten Rociada Corporation          New Mexico         -
 14  Twelve Weed Corporation          California         -
 15  DH Holdings Corp.                Delaware           -
 16  Easco Hand Tools Inc.            Delaware    Danaher Tool
                                                  Group
 17  Hand Tool Design Corporation     Delaware           -
 18  KD Tools of Puerto Rico, Inc.    Delaware           -
 19  KD Tools of Canada, Inc.         Canada           -
 20  Beamco, Inc.                     Wisconsin          -
 21  Old Tide Corp.                   Califonia          -
 22  Dynapar Corporation              Illinois    Danaher
                                             Controls
 23  Encoders Incorporated            Delaware           -
 24  DISC Leasing                     Delaware           -
 25  FTP, Inc.                        Delaware           -
 26  Paragon Technologies, Inc.       Delaware           -
 27  Fayette Tubular Products, Inc.   Ohio               -
 28  Automotive Fluid Systems Company Delaware           -
 29  Michigan Special Products
      Company                         Delaware           -
 30  Hennessy Industries Inc.         Delaware    Hennessy/Ammco
 31  Service Station Products
      Company                         Delaware           -
 32  Hennessy Industries Canada Inc.  Canada           -
 33  Ammco Tools Inc.                 Illinois    Hennessy/Ammco
 34  Wheel Service Equipment
      Corporation                     Delaware              -
 35  Hennessy Industries Australia    Australia             -
 36  Jacobs Vehicle Equipment Company Delaware              -
 37  Diesal Engine Retarders, Inc.    Delaware              -
 38  Jacobs Chuck Manufacturing
      Company                         Delaware              -
 39  Jacobs Japan Inc.                Delaware              -
 40  Power Tool Holders Incorporated  Delaware              -
 41  Danaher Tool Group Holdings Ltd.
      (37% Holo-Krome Co.)            U.K.                  -
 42  Jacobs Manufacturing Co. Ltd.    U.K.                  -
 43  Holo-Krome Ltd.                  U.K.                  -
 44  FTP Europe Ltd.                  U.K.                  -
 45  Matco Tools Corporation          New Jersey            -
 46  Chicago Pneumatic Tool Company
      West Germany                    Delaware              -
 47  Chicago Pneumatic World Trade
      Corp.                           Delaware              -
 48  Mechanics Custom Tools
      Corporation                     Delaware              -
 49  B.V. Chicago Pneumatick          Netherlands        -
 50  NMTC, Inc.                       Delaware    Matco Tools
                                                  Corporation
 51  Qualitrol Corporation            New York              -
 52  Power Transformer Controls
      Company                         Delaware              -
 53  Qualitrol Canada                 Canada             -
 54  Qualitrol GmbH                   Germany               -
 55  Hengstler Verwaltungsgesell-
      schaft GmbH                     Germany               -
 56  Hengstler GmbH                   Germany               -
 57  Hengstler Systemtechnik GmbH     Germany               -
 58  Hengstler Bauelement GmbH        Germany               -
 59  Hengstler Feinwerktechnik GmbH   Germany               -
 60  Hengstler Japan Corp.            Japan                 -
 61  Hengstler Controle Numerique
      SARL                            France             -
 62  SCI Hengstler                    France             -
 63  Hengstler Italia SRL             Italy                 -
 64  Hengstler Espana SA              Spain                 -
 65  Hengstler Canada Inc.            Canada             -
 66  Hengstler Belgium SPRL           Belgium               -
 67  Hengstler Nederland BV           Netherlands        -
 68  Hengstler Tid och Passage AB     Sweden             -
 69  The Partlow Corporation          New York         Partlow/
                                                       Anderson
 70  Time & Temperature Controls
      Corp.                           Delaware              -
 71  Anderson Instrument Company      New York         Partlow/
                                                       Anderson
 72  Flow Measurement Corporation     Delaware              -
 73  Western Pacific Industries       Delaware    Iseli Company
 74  Swiss Precision Parts Corp.      Delaware              -
 75  A.L. Hyde Company                Delaware              -
 76  Extrusions Plastics, Inc.        Delaware              -
 77  World Plastic Extruders, Inc.    New York              -

 78  Holo-Krome Company               Delaware    Danaher Tool
                                                  Group
 79  The Allen Manufacturing Company  Delaware    Danaher Tool
                                                  Group
 80  Industrial Fasteners Inc.        Delaware              -
 81  Holo-Krome Uniform Fasteners Inc.California            -
 82  Holo-Krome Australia             Australia             -
 83  Quality Wire Inc.                Delaware    Danaher Tool
                                                  Group
 84  Veeder-Root Company              Delaware              -
 85  Petroleum Industry Controls, Inc.Delaware              -
 86  Veeder-Root of N.C. Inc.         Delaware    Danaher
                                                  Controls
 87  Eagle Acquisition Company        Delaware    Danaher
                                                  Controls
 88  Veeder-Root do Brazil            Brazil             -
 89  Veeder-Root Canada Ltd.          Canada             -
 90  Veeder-Root GmbH                 Germany               -
 91  Veeder-Root Australia            Australia             -
 92  Veeder-Root SARL                 France             -
 93  Launchchange Limited             U.K.                  -
 94  West Instruments Ltd.            U.K.                  -
 95  Veeder-Root Ltd.                 U.K.                  -
 96  Veeder-Root Environmental
      Systems Ltd.                    U.K.                  -
 97  Gwendolene Holdings Ltd.         U.K.                  -
 98  Qualitrol Ltd.                   U.K.                  -
 99  CGF Automation Ltd.              U.K.                  -
100  Contents Measuring Systems
      Limited                         U.K.                  -
101  Hengstler Industries Ltd.        U.K.                  -
102  Hengstler Great Britain Ltd.     U.K.                  -
103  Hengstler Flexitime Ltd.         U.K.                  -
104  Hengstler Leasing Ltd.           U.K.                  -
105  GID Acquisition Companu          Delaware    GID Instruments
106  Data Recorders Incorporated      Delaware              -
107  LFE Acquisition Company          Delaware    LFE Instruments
108  Middle Road Company              Delaware              -
109  Chillicothe Road Company         Delaware              -
110  CEI Acquisition Company          Delaware    Veeder-Root
                                                  Company
111  Warrick Controls, Inc.           Delaware              -
112  Danaher Finance Company          Delaware              -
113  Normandy Court Company           Delaware              -
114  Houma Realty Company             Delaware              -
115  Commercial Avenue Company        Delaware              -
116  JS Technology, Inc.              Delaware              -
117  DCI Consolidated Industries,
      Inc.                            Delaware              -
118  Delta Consolidated Industries,
      Inc.                            Arkansas              -
119  Truck Storage Incorporated       Delaware              -
120  Hecon Industries Inc.            New Jersey            -
121  Hecon Properties                 New Jersey            -